Exhibit (t)

POWER OF ATTORNEY

Each officer and director of Portman Ridge Finance Corporation whose signature appears below constitutes and appoints Jason Roos and Patrick Schafer, and each of them (with full power to each of them to act alone), as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for, on behalf of and in the name, place and stead of the undersigned, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, any post-effective amendments and supplements to this registration statement) and any additional registration statement filed pursuant to Rule 462(b), with all exhibits thereto, and any and all documents in connection therewith, with the U.S. Securities and Exchange Commission or any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form N-2 has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title
/s/ Edward Goldthorpe	President and Chief Executive Officer
Edward Goldthorpe	(Principal Executive Officer)

/s/ Jason Roos	Chief Financial Officer and Treasurer
Jason Roos	(Principal Financial and Principal Accounting Officer)

/s/ Alexander Duka	Independent Director
Alexander Duka

/s/ George Grunebaum	Independent Director
George Grunebaum

/s/ Christopher Lacovara	Independent Director
Christopher Lacovara

/s/ Dean C. Kehler	Independent Director
Dean C. Kehler

/s/ Robert Warshauer	Independent Director
Robert Warshauer

/s/ Matthew Westwood	Independent Director
Matthew Westwood

/s/ Joseph Morea	Independent Director
Joseph Morea